EXHIBIT 99.2
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Investor Contact:


Melissa Payne-Smith
Investor Relations Manager
Actrade Financial Technologies Ltd.
(732) 868-3100 x211
Investor_relations@actrade.com

              ACTRADE ANNOUNCES RESIGNATION OF FOUNDER AND CHAIRMAN

                   ACTRADE EXPECTS TO DELAY THE FILING OF ITS
                    FORM 10K FOR THE YEAR ENDED JUNE 30, 2002

New York, NY - August 22, 2002 - Actrade Financial Technologies Ltd. (NASDAQ:
ACRT), a provider of financing, payment and processing solutions, today announced that Amos Aharoni, Actrade's founder, Chairman of the Board and former Chief Executive Officer, has resigned from all director and officer positions he holds with Actrade and its subsidiaries.

Actrade also stated that Mr. Aharoni had declined to cooperate fully with the previously announced evaluation by its Audit Committee of anonymous allegations received by the Board that primarily related to possible irregularities and other alleged improprieties in the Company's IMT business formerly conducted by its Actrade Resources subsidiary.

Actrade also announced that it expected to delay the filing of its Form 10K for the year ended June 30, 2002 in order to accommodate the Audit Committee's ongoing evaluation. At this time, it is not feasible to determine when the Audit Committee's evaluation will be completed and, accordingly, Actrade is not in a position to provide any further guidance as to when its Form 10K will be filed.


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Certain statements and information included in this release constitute
"forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in the Company's SEC filings.